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                                                                     EXHIBIT 4.2

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                          RADNOR HOLDINGS CORPORATION
                                   as Issuer,

                             WINCUP HOLDINGS, INC.
                             WINCUP HOLDINGS, L.P.
                               SP ACQUISITION CO.
                         STYROCHEM INTERNATIONAL, INC.
                         STYROCHEM INTERNATIONAL, LTD.
                            RADNOR MANAGEMENT, INC.
                                 as Guarantors

                                      and

                           FIRST UNION NATIONAL BANK
                                   as Trustee

                              ___________________


                          FIRST SUPPLEMENTAL INDENTURE


                         Dated as of December 17, 1996

         (Supplementing a Trust Indenture Dated as of December 5, 1996)

                              ___________________

                                  $100,000,000

                           10% Senior Notes due 2003



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          THIS FIRST SUPPLEMENTAL INDENTURE dated as of the 17th day of December
1996, (the "First Supplemental Indenture") among RADNOR HOLDINGS CORPORATION, a Delaware corporation (the "Company"), WINCUP HOLDINGS, INC., a Delaware corporation, WINCUP HOLDINGS, L.P., a Delaware limited partnership, SP ACQUISITION CO., a Delaware corporation, STYROCHEM INTERNATIONAL, INC., a Texas corporation, STYROCHEM INTERNATIONAL, LTD., a Quebec corporation (collectively, the "Guarantors"), RADNOR MANAGEMENT, INC., a Delaware corporation ("Radnor Management") and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                                   RECITALS:

          The Company, the Guarantors and the Trustee are parties to a certain Indenture dated December 5, 1996 (the "Indenture") relating to the creation by the Company of an issue of $100,000,000 of its 10% Senior Notes, due 2003 (the "Securities");

          Each Guarantor has issued a guarantee of the Securities (collectively, the "Guarantees")pursuant to which the Guarantors have guaranteed, in accordance with Article Thirteen of the Indenture, all Indenture Obligations (as such term is defined in the Indenture); and

          The Company, the Guarantors and the Trustee now desire to enter into this First Supplemental Indenture pursuant to Section 901(vi) of the Indenture, without the consent of the Holders, in order to add Radnor Management, a wholly-owned subsidiary of Radnor Holdings Corporation, as a Guarantor and Restricted Subsidiary under the Indenture;

          Capitalized terms used herein without definition shall have the meanings given such terms in the Indenture.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and for other good and valuable consideration, it is covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities issued under the Indenture, as follows:

                                  ARTICLE ONE

                   JOINDER AND GUARANTEE OF RADNOR MANAGEMENT

          Section 101. Radnor Management hereby absolutely, unconditionally and irrevocably guarantees, on a joint and several basis with the Guarantors, to the Trustee and the

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Holders, as if Radnor Management was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee). This Guarantee shall rank pari passu with any Senior Indebtedness of Radnor Management and shall be subject in all respects to, and governed by all of the terms and provisions applicable to Guarantees in, the Indenture, including without limitation Article Thirteen thereof.

          Section 102. As of the date hereof, all references to the "Guarantors" in the Indenture shall be deemed to refer collectively to: (i) the Guarantors in existence on the date hereof and (ii) Radnor Management.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                    RADNOR HOLDINGS CORPORATION


Attest:/s/ R. Radcliffe Hastings    By:/s/ Michael T. Kennedy
       -------------------------       ------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                    WINCUP HOLDINGS, INC.


Attest:/s/ R. Radcliffe Hastings    By:/s/ Michael T. Kennedy
       -------------------------       ------------------------
       Name:                             Michael T. Kennedy
       Title:                            President



                                    WINCUP HOLDINGS, L.P.
                                    By:  WINCUP HOLDINGS, INC.,
                                          General Partner


Attest:/s/ R. Radcliffe Hastings    By:/s/ Michael T. Kennedy
       -------------------------       ------------------------
       Name:                             Michael T. Kennedy
       Title:                            President

                                      -3-
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                                    SP ACQUISITION CO.


Attest:/s/ R. Radcliffe Hastings    By:/s/ Michael T. Kennedy
       -------------------------       ----------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                    STYROCHEM INTERNATIONAL, INC.


Attest:/s/ R. Radcliffe Hastings    By:/s/ Michael T. Kennedy
       -------------------------       ------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                    STYROCHEM INTERNATIONAL, LTD.


Attest:/s/ R. Radcliffe Hastings    By:/s/ Michael T. Kennedy
       -------------------------       ------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                    RADNOR MANAGEMENT, INC.


Attest:/s/ R. Radcliffe Hastings    By:/s/ Michael T. Kennedy
       -------------------------       ------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                    FIRST UNION NATIONAL BANK,
                                     as Trustee


Attest:/s/ Terrence C. McPoyle      By:/s/ Alan G. Finn
       -----------------------         ------------------------
       Name:                             Alan G. Finn
       Title:                            Asst. Vice President

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